Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Continental Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities(1)	Rule 456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Stock, par value $0.01 per share(1)	Rule 456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock, par value $0.01 per share(1)	Rule 456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Debt	Subsidiary Guarantees of Debt Securities(1)(4)	Rule 456(b) and 457(r)(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)

In accordance with Rule 456(b) and Rule 457(r) of the Securities Act, the registrants are deferring payment of the registration fee required in connection with this registration statement. Accordingly, no registration fee is paid herewith.

(3)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Continental Resources, Inc. as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon the conversion or exercise of, the debt securities being registered hereunder.

(4)

Guarantees may be provided by subsidiaries of Continental Resources, Inc. of the payment of principal of and interest on the Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.